                                                                   Exhibit 23.3



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated August 25, 2005, accompanying the consolidated financial statements of Resource Capital Corp. and Subsidiaries as of June 30, 2005 contained in the Registration Statement (No. 333-126517) and Prospectus on Amendment No. 9 to Form S-11. We consent to the use of the aforementioned report in this Registration Statement and Prospectus of Resource Capital Corp. on Amendment No. 9 to Form S-11, and to the use of our name as it appears under the caption "Experts."




/s/ GRANT THORNTON LLP

New York, New York
January 31, 2006